UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025 (May 14, 2025)
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HF SINCLAIR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-41325		87-2092143
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
2323 Victory Avenue, Suite 1400	Dallas	TX	75219
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555

(Former name or former address, if changed since last report)

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DINO	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 14, 2025, HF Sinclair Corporation (“HF Sinclair” or the “Corporation”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Corporation’s stockholders approved and adopted the Corporation’s Second Amended and Restated Certificate of Incorporation (as so amended and restated, the “Second Amended and Restated Certificate of Incorporation”) to provide for the elimination of personal liability of certain officers for monetary damages for breach of fiduciary duty in certain limited circumstances as permitted by Section 102(b)(7) of the Delaware General Corporation Law. The Second Amended and Restated Certificate of Incorporation had previously been approved, subject to stockholder approval, by the Corporation’s Board of Directors.

On May 14, 2025, the Corporation filed the Second Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware.

A description of the Second Amended and Restated Certificate of Incorporation, as approved by the Company’s stockholders at the Annual Meeting, is set forth in “Proposal 4 - Approval of HF Sinclair Corporation’s Second Amended and Restated Certificate of Incorporation to Provide for Officer Exculpation” in the Corporation’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2025 (the “Proxy Statement”), which description is incorporated herein by reference.

The foregoing description of the Second Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Annual Meeting was held on May 14, 2025. A total of 173,005,153 shares of HF Sinclair’s common stock were present in person or represented by proxy at the Annual Meeting, representing over 91% of HF Sinclair’s 188,407,394 shares of common stock outstanding and entitled to vote as of the March 17, 2025 record date. The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal is set forth in the Proxy Statement.

•Proposal 1 (Election of Directors): The stockholders elected all eleven (11) director nominees to serve until HF Sinclair’s annual meeting of stockholders in 2026, or until their earlier resignation or removal.

Nominee	For	Against	Abstain	Broker Non-Votes
Anne-Marie N. Ainsworth	153,422,451	1,896,634	296,787	17,389,281
Anna C. Catalano	150,930,183	4,438,390	247,299	17,389,281
Leldon E. Echols	151,221,259	4,149,260	245,353	17,389,281
Manuel J. Fernandez	153,207,321	2,163,911	244,640	17,389,281
Timothy Go	153,813,614	1,555,328	246,930	17,389,281
Rhoman J. Hardy	154,226,092	1,145,901	243,879	17,389,281
Jeanne M. Johns	151,513,366	3,864,328	238,178	17,389,281
R. Craig Knocke	151,521,962	3,857,489	236,421	17,389,281
Robert J. Kostelnik	148,805,167	6,548,495	262,210	17,389,281
Ross B. Matthews	153,750,440	1,621,271	244,161	17,389,281
Franklin Myers	149,976,922	5,390,095	248,855	17,389,281

•Proposal 2 (Advisory Vote on the Compensation of HF Sinclair’s Named Executive Officers): The stockholders approved on an advisory basis the compensation of HF Sinclair’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
149,537,804	5,626,795	451,273	17,389,281

•Proposal 3 (Ratification of Appointment of Ernst & Young LLP): The stockholders ratified the appointment of Ernst & Young LLP as HF Sinclair’s independent registered public accounting firm for the 2025 fiscal year.

For	Against	Abstain
169,276,796	3,383,487	344,870

•Proposal 4 (Approval of HF Sinclair’s Second Amended and Restated Certificate of Incorporation to Provide for Officer Exculpation): The stockholders approved HF Sinclair’s Second Amended and Restated Certificate of Incorporation to provide for officer exculpation.

For	Against	Abstain	Broker Non-Votes
133,301,363	21,973,875	340,634	17,389,281

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number    Description

3.1    Second Amended and Restated Certificate of Incorporation of HF Sinclair Corporation.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF SINCLAIR CORPORATION

By:    /s/ Atanas H. Atanasov
Name:    Atanas H. Atanasov
Title:    Executive Vice President and Chief Financial Officer

Date: May 14, 2025